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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
                   Wilson W. Cheung
                   Chief Financial Officer
                   (510) 683-5900

                  AXT, INC. REPORTS FIRST QUARTER 2004 RESULTS
       Investigation into Product Testing Policies and Practices Completed

FREMONT, Calif.- May 24, 2004 - AXT, Inc. (NASDAQ: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the first quarter ended March 31, 2004. The company's financial statements have been presented to reflect the opto-electronics division as a discontinued operation for all periods presented.

Revenue for the first quarter of 2004 was $9.8 million compared with $9.1 million in the fourth quarter of 2003.

Gross margin was 5.5 percent of revenue in the first quarter of 2004 compared with 8.6 percent of revenue in the fourth quarter of 2003. Operating expenses were $3.1 million in the first quarter of 2004 compared with $2.8 million in the fourth quarter of 2003.

The company reported an operating loss of $2.6 million during the first quarter of 2004 compared with an operating loss of $2.1 million during the fourth quarter of 2003.

Net interest and other income was $58,000 compared with a net interest and other expense of $111,000 during the fourth quarter of 2003. The fourth quarter 2003 results included an expense of $808,000 related to an impairment charge taken on an investment the company holds in a U.S. private company.

The net loss in the first quarter of 2004 was $2.6 million or a loss of $0.11 per diluted share, compared with a loss of $2.1 million or a loss of $0.09 per diluted share during the fourth quarter of 2003.

INVESTIGATION INTO PRODUCT TESTING POLICIES AND PRACTICES COMPLETED

As part of the Company's implementation of its Code of Business Conduct and Ethics, AXT learned of certain failures to comply with requirements for product testing and the provision of testing data and information relating to customer requirements. The Audit Committee of AXT's Board of Directors conducted an investigation into product testing practices and procedures, with the assistance of outside counsel.

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AXT Inc. Reports First Quarter 2004 Results
May 24, 2003
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The investigation confirmed that certain requirements for product testing and the provision of testing data and information relating to customer requirements were not being complied with. At the commencement of the investigation, the company implemented measures to ensure greater operational controls and compliance with customer requirements. As a result of the investigation, the Audit Committee concluded that certain executive management changes should be implemented. Donald L. Tatzin, formerly chief financial officer, has been appointed interim chief executive officer, Wilson W. Cheung, our vice president, Corporate Controller, has been promoted to chief financial officer, Morris Young, Ph.D., formerly our chairman, president and chief executive officer, will be responsible for improving and expanding the Company's China operation. He will also remain a director.

The Board of Directors has also determined to separate the role of chairman and chief executive officer, and accordingly, Jesse Chen, a current AXT board member, has become chairman of the Board. In addition, the Audit Committee concluded that additional review of the organization and performance of operations, quality control and product testing would be conducted, resulting in possible additional changes in management and non-management functions.

The Audit Committee also instructed management to implement additional training programs for employees involved in production, testing and quality assurance. The Audit Committee believes that these measures will address the issues raised above and provide the necessary operational oversight and assurance that the company is complying with the requirements for product testing and the provision of testing data and other customer information.

"We are meeting with our customers to discuss the results of the investigation as it affects them and to describe the actions we have already taken to ensure this situation does not arise again," said Don Tatzin, Interim CEO. "We have been pleased with the responses that we have received and with their willingness to resolve these issues with us. In some cases our customers have agreed to work with us to review product specifications and testing requirements for the benefit of both parties. Other customers have cancelled outstanding orders until this issue is fully resolved.

"With the investigation complete and with a number of measures now in place to ensure greater operational control over our manufacturing and quality assurance processes, we are ready to close this difficult chapter and move forward with our business goals. We are experiencing increasing demand in our end-use market for red and yellow light emitting diodes, which has resulted in revenue increases over the last two quarters. Furthermore, additional customers approved our China production facilities, which will enable us to further reduce our costs in upcoming quarters.

"We believe that our technology, capacity and low-cost manufacturing capability position us for continued growth and we are deeply committed to restoring the confidence of both our customers and our investors."

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AXT Inc. Reports First Quarter 2004 Results
May 24, 2003
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OUTLOOK FOR SECOND QUARTER, ENDING JUNE 30, 2004

AXT is taking final bookings for the second quarter and projects that its revenue for the second quarter will be $9.1 to 9.8 million. Revenue may be further affected as a result of customer contacts following the investigation described earlier.

- Consolidated gross margin is expected to be between 8 percent and 10 percent. Margin may vary from this range depending on what further adjustments are required to the company's reserves.

- Consolidated Sales, General and Administrative expense is expected to be approximately $3.0 million. The company is budgeting approximately $1.2 million for the year for a combination of Sarbanes-Oxley and auditing expenses and is including an estimate of the cost of the independent investigation.

- Consolidated Research and Development expense is expected to be approximately $350,000.

- Consolidated net loss, utilizing our effective tax rate of 0 percent, is expected to be between $2.4 and $2.6 million, or between $0.10 and $0.11 per diluted share.

Capital expenditures during 2004 will be approximately $3 million. AXT projects that capital expenditures in the second quarter will approximate $500,000. AXT has sufficient cash reserves and funding capacity to meet its anticipated capital requirements beyond 2004.

CONFERENCE CALL

A conference call will be held today at 1:30 p.m. PDT. The conference call can be accessed at (785) 424-1053; the conference ID is AXT. The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (402) 220-0664 until June 1, 2004. Financial and statistical information to be discussed in the call will be available on the company's website immediately prior to commencement of the call. A replay of the call and management's accompanying script will be available on the company's website immediately after the call through May 24, 2005. Additional investor information can be accessed at www.axt.com or by calling company's Investor Relations Department at (510) 683-5900.

ABOUT AXT, INC.

AXT is a leading producer of high-performance compound semiconductor substrates for the fiber optics and communications industries. The company's proprietary Vertical Gradient freeze (VGF) crystal growth technology produces low-defect, semi-insulating and semi-conducting gallium arsenide, indium phosphide and germanium wafers. For more information, see AXT's website at http://www.axt.com .. The company can also be

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AXT Inc. Reports First Quarter 2004 Results
May 24, 2003
Page 4 of 6


reached at 4281 Technology Drive, Fremont, California 94538 or by calling
(510) 683-5900. AXT is traded on the Nasdaq National Market under the symbol AXTI.

SAFE HARBOR STATEMENT

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal Securities laws, including statements related to the review of contract practices and policies, expected second quarter financial results and the impact of the disclosure of the results of the investigation described above. Such forward-looking statements are based upon specific assumptions subject to uncertainties and factors relating to the Company's operations and business environment, which could cause actual results of the Company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: any adjustments that may be required or other liabilities that may be incurred as a result of the investigation discussed above, including cancellation or delay of orders by our customers, our inability to meet our SEC filing obligations on a timely basis, overall conditions in the markets in which we compete, market acceptance and demand for our products, the impact of competitive products and pricing, and other factors as set forth in the Company's Form 10-K and other filings made with the Securities and Exchange Commission, all of which are difficult to predict and some of which are beyond the Company's control. The Company does not undertake any obligation to update publicly any forward-looking statement, either as a result of new information, future events or otherwise.

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                                    AXT, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)

                                                                      THREE MONTHS ENDED
                                                                           MARCH 31,
                                                                           ---------
                                                                     2004            2003
                                                                     ----            ----
                                                                         (UNAUDITED)

Revenue                                                             $  9,776       $  8,536
Cost of revenue                                                        9,243          8,263
                                                                    --------       --------
Gross profit                                                             533            273

Operating expenses:
  Selling, general and administrative                                  2,770          2,500
  Research and development                                               341            379
                                                                    --------       --------
    Total operating expenses                                           3,111          2,879
                                                                    --------       --------
Loss from operations                                                  (2,578)        (2,606)
Interest expense                                                         109            117
Other income, net                                                       (167)          (231)
                                                                    --------       --------
Loss before provision for income taxes                                (2,520)        (2,492)
Provision for income taxes                                                40             --
                                                                    --------       --------
Loss from continuing operations                                       (2,560)        (2,492)
Discontinued operations:
  Loss from discontinued operations, net of income tax benefit            --         (1,825)
                                                                    --------       --------
Net loss                                                            $ (2,560)      $ (4,317)
                                                                    ========       ========

Basic and diluted loss per share:
  Loss from continuing operations                                   $  (0.11)      $  (0.11)
  Loss from discontinued operations                                       --          (0.08)
                                                                    --------       --------
Net loss per share                                                  $  (0.11)      $  (0.19)
                                                                    ========       ========
  Basic and diluted shares used in per share calculations             22,995         22,628
                                                                    ========       ========
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                                    AXT, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (In thousands, except per share data)


                                                            MARCH 31,        DECEMBER 31,
                                                               2004             2003
                                                               ----             ----
                                                                  (UNAUDITED)
ASSETS:
Current assets
        Cash and cash equivalents                            $  16,653       $  24,339
        Short-term investments                                  18,675          14,669
        Accounts receivable, net                                 6,914           6,297
        Inventories                                             22,894          24,083
        Prepaid expenses and other current assets                2,019           1,301
        Assets held for sale                                     1,000           1,000
                                                             ---------       ---------
               Total current assets                             68,155          71,689

Property, plant and equipment                                   20,861          21,795
Other assets                                                     4,258           4,237
Restricted deposits                                              9,302           9,302
                                                             ---------       ---------
              TOTAL ASSETS                                   $ 102,576       $ 107,023
                                                             =========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities
        Accounts payable                                     $   2,893       $   2,638
        Accrued liabilities                                      7,956           8,296
        Current portion of long-term debt                        3,758           3,694
             Total current liabilities                          14,607          14,628

Long-term debt, net of current portion                           7,985           8,842
Other long-term liabilities                                      1,306           1,255
                                                             ---------       ---------
             Total liabilities                                  23,898          24,725

Stockholders' equity:
        Preferred stock                                          3,532           3,532
        Common stock                                           155,332         155,178
        Retained earnings                                      (81,488)        (78,928)
        Other comprehensive income                               1,302           2,516
                                                             ---------       ---------
             Total Stockholders' equity                         78,678          82,298
                                                             ---------       ---------
             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $ 102,576       $ 107,023
                                                             =========       =========
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